Vital Farms Reports Second Quarter 2025 Financial Results

Second Quarter Net Revenue of $184.8 Million, Up 25.4% Versus Prior Year Period

Raises Fiscal Year 2025 Net Revenue Outlook to At Least $770 Million, 27% Increase from 2024 Results, Reflecting Strong Consumer Demand and Successful Strategic Pricing Actions; Increases Adjusted EBITDA Guidance to At Least $110 Million

On Track to Reach $1 Billion Net Revenue Target in 2027

AUSTIN, TX – August 7, 2025 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its second quarter ended June 29, 2025.

Financial highlights for the second quarter ended June 29, 2025, compared to the second quarter ended June 30, 2024, include:

•
Net Revenue increased 25.4% to $184.8 million, compared to $147.4 million
•
Gross Margin of 38.9%, compared to 39.1%
•
Net Income of $16.6 million, compared to $16.3 million
•
Net Income per Diluted Share of $0.36, compared to $0.36
•
Adjusted EBITDA of $29.9 million, compared to $23.3 million1

"We delivered second quarter results that exceeded our initial expectations, demonstrating the overall strength of our business model and expanding year-over-year consumer awareness of our strong brand," said Russell Diez-Canseco, Vital Farms' President and Chief Executive Officer. "Our crew continues to successfully execute our supply chain expansion strategy, hitting several critical milestones since our last earnings call. These include an increase of 50 farms in the quarter to more 500 family farms with 9 million hens under contract, redesigning and breaking ground on our Seymour facility to bring additional production capacity online in 2027, continuing the installation of a third production line in Springfield for scheduled completion in the fourth quarter this year, and placing birds on our first accelerator farm. These critical initiatives, combined with the successful implementation of our strategic pricing actions and our continued strong brand loyalty, have enabled us to raise our full-year revenue guidance. As we continue to build America's most trusted food company, our commitment to ethical food production and sustainable growth remains unwavering, and we believe we're well-positioned to achieve our $1 billion revenue target by 2027."

1Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

For the 13 Weeks Ended June 29, 2025

Net revenue increased 25.4% to $184.8 million in the second quarter of 2025, compared to $147.4 million in the second quarter of 2024. Net revenue growth in the second quarter of 2025 was driven by price/mix benefits of $15.7 million and volume-related revenue growth of $21.7 million. Volume growth was driven by accelerated demand for existing products, new offerings and store distribution at existing customers.

Gross profit was $71.8 million, or 38.9% of net revenue, in the second quarter of 2025, up from $57.7 million, or 39.1% of net revenue, in the prior year quarter. Gross profit growth was driven by higher revenue from higher volume, increased pricing across the egg portfolio and favorable mix benefits. Gross profit margin declined slightly compared to the prior year period as investments made to continue to scale and grow the business driven by increases in labor and overhead costs were partially offset by favorable price/mix benefits.

Income from operations was $23.8 million in the second quarter of 2025, compared to income from operations of $17.1 million in the second quarter of 2024. The increase was driven by higher revenue and gross profit, partially offset by increases in marketing, shipping and distribution and employee-related costs.

Net income was $16.6 million in the second quarter of 2025, compared to net income of $16.3 million in the prior year quarter. The increase was driven by higher revenue and income from operations, partially offset by higher taxes due to a decrease in the tax benefit of non-qualified stock option exercises and restricted stock units.

Net income per diluted share was $0.36 for the second quarter of 2025, compared to net income per diluted share of $0.36 in the prior year quarter.

Adjusted EBITDA was $29.9 million, or 16.2% of net revenue, in the second quarter of 2025, compared to $23.3 million, or 15.8% of net revenue, in the second quarter of 2024. The increase in Adjusted EBITDA was primarily driven by higher sales and gross margin, partially offset by higher crew member investments.

Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents and marketable securities were $155.0 million as of June 29, 2025, and we had no outstanding debt. Net cash provided by operating activities was $4.5 million for the 26-week period ended June 30, 2025, compared to net cash provided by operating activities of $40.1 million for the 26-week period ended June 30, 2024.

Capital expenditures totaled $10.0 million in the 26-week period ended June 29, 2025, compared to $6.9 million in the 26-week period ended June 30, 2024.

Fiscal 2025 Outlook

Thilo Wrede, Vital Farms’ Chief Financial Officer, commented: "We are raising our net revenue and Adjusted EBITDA guidance for fiscal 2025, reflecting the strong performance of our core business and successful implementation of strategic pricing actions. Our increased outlook is supported by robust consumer demand and improving supply dynamics as our expanded network of family farms ramps up production. We are increasing our capital expenditure outlook to accelerate the buildout of our Seymour facility, a strategic decision that we believe will better position us to meet growing demand and optimize our long-term returns. We anticipate some margin pressure in the second half of the year from tariff impacts and planned promotional activities, but these factors are fully incorporated into our guidance. With our strong balance sheet, growing operational capabilities, and proven ability to execute, we remain confident in achieving our $1 billion net revenue target by 2027."

For fiscal year 2025, we now expect:

•
Net revenue of at least $770 million, which represents at least 27% growth versus fiscal year 2024 results, an increase from previous guidance of at least $740 million.
•
Adjusted EBITDA of at least $110 million, which represents at least 26% growth versus fiscal year 2024, an increase from previous guidance of at least $100 million.
•
Capital expenditures in the range of $90 million to $110 million, an increase from our previous guidance of $50 to $60 million. This increase reflects our strategic decision to construct both production lines at our Seymour, Indiana facility simultaneously rather than in phases, and add onsite cold storage, which we believe will provide us with sufficient capacity to supply future expected demand and also optimize our capital efficiency on a per-square-foot basis. Our capital expenditure plans continue to also support investments in our new production line at Egg Central Station in Springfield, our accelerator farms, and our Digital Transformation project, which remains on track to go live in early Fall 2025. We continue to evaluate our capital allocation priorities, and we will provide updates as necessary in future earnings reports.

Vital Farms’ guidance assumes that there are no significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income and Adjusted EBITDA Margin and net income margin, their most directly comparable GAAP measures, without unreasonable effort due to the unavailability of reliable estimates for income taxes, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate on the live call, listeners in North America may dial +1-800-715-9871 and international listeners may dial +1-646-307-1963 with the Conference ID: 8674985. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events & Presentations.” The webcast will be archived for 30 days.

In addition, Vital Farms will publish its August 2025 Corporate Presentation as supporting materials to the webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events & Presentations.”

About Vital Farms

Vital Farms (Nasdaq: VITL) is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas, in 2007, Vital Farms is now a national consumer brand that works with more than 500 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms’ ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, and crew members and stockholders. Vital Farms’ products, including shell eggs, butter, hard-boiled eggs, and liquid whole eggs, are sold in more than 23,500 stores nationwide. Vital Farms pasture-raised eggs can also be found on menus at hundreds of foodservice operators across the country. For more information, visit https://vitalfarms.com/.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, brand strength, anticipated growth, expectations regarding supply constraints, timing regarding Vital Farms’ Digital Transformation project, specifications and timing regarding Vital Farms’ planned egg washing and packing facility in Seymour, Indiana and new production line at Egg Central Station in Springfield, Missouri, the effect of such projects on Vital Farms’ future revenue, future growth of its family farm network, and future financial performance, including management’s outlook for fiscal year 2025 and management’s long-term outlook. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to attract new customers, to successfully retain existing customers, to attract and retain its suppliers, distributors, and co-manufacturers, and to maintain its relationships with members of its existing farm network and further expand its farm network and development of its accelerator farms; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ expectations regarding its future growth in the foodservice channel; Vital Farms’ ability to procure sufficient high-quality eggs, cream for its butter, and other raw materials; real or perceived quality or food safety issues with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the effects of outbreaks of agricultural diseases, including avian influenza and egg drop syndrome, the perception that outbreaks may occur or regulatory or market responses to such outbreaks generally; the ability of Vital Farms, its farmers, suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; the impacts of international trade policies, including tariffs and sanctions; the effects of a public health pandemic or contagious disease, or fear of such outbreaks, on Vital Farms’ supply chain, the demand for its products, and on overall economic conditions, consumer confidence and spending levels; specifications and timing regarding Vital Farms’ planned egg washing and packing facility in Seymour, Indiana and the timing for installation of an additional egg washing and packing line at Vital Farms’ Egg Central Station facility in Missouri, and the impacts of prior or future expansions of such facilities on Vital Farms’ future revenue and farm network; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings and Vital Farms’ ability to innovate to offer new products or enter into new product categories; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth, to maintain effective internal controls over financial reporting and to remediate and prevent material weaknesses in its internal controls; Vital Farms’ ability to compete effectively with existing competitors and new market entrants; the impact of adverse or volatile economic conditions, elevated interest rates, and inflation; the potential influence of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; the sufficiency of Vital Farms’ cash, cash equivalents, marketable securities and availability of credit under its credit facility to meet liquidity needs; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2025, which Vital Farms anticipates filing on August 7, 2025, and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Media:

Rob Discher

Rob.Discher@vitalfarms.com

Investors:

John Mills

ICR

John.Mills@icrinc.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended		26-Weeks Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net revenue	$184,767	$147,388	$346,956	$295,316
Cost of goods sold	112,985	89,710	212,661	178,742
Gross profit	71,782	57,678	134,295	116,574
Operating expenses:
Selling, general and administrative	38,987	33,336	70,897	60,467
Shipping and distribution	9,000	7,203	17,835	14,799
Total operating expenses	47,987	40,539	88,732	75,266
Income from operations	23,795	17,139	45,563	41,308
Other income (expense), net:
Interest expense	(218)	(257)	(453)	(512)
Interest income	1,332	1,316	2,544	2,404
Other expense, net	(378)	(87)	(781)	(364)
Total other income (expense), net	736	972	1,310	1,528
Net income before income taxes	24,531	18,111	46,873	42,836
Income tax provision	7,893	1,772	13,334	7,474
Net income	$16,638	$16,339	$33,539	$35,362
Net income per share:
Basic:	$0.37	$0.38	$0.76	$0.84
Diluted:	$0.36	$0.36	$0.73	$0.79
Weighted average common shares outstanding:
Basic:	44,591,484	42,500,355	44,421,116	42,148,992
Diluted:	45,804,158	45,248,792	45,815,874	44,600,401

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	June 29, 2025	December 29, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$108,224	$150,601
Investment securities, available-for-sale	46,773	9,692
Accounts receivable, net of allowance for credit losses of $857 and $691 as of June 29, 2025 and December 29, 2024, respectively	68,405	54,342
Inventories	42,710	23,666
Prepaid expenses and other current assets, net of allowance for credit losses of $522 and $240 as of June 29, 2025 and December 29, 2024, respectively	6,428	7,740
Assets held for sale	2,667	—
Total current assets	275,207	246,041
Property, plant and equipment, net	111,155	84,521
Operating lease right-of-use assets	31,196	19,617
Goodwill and other assets	13,194	9,153
Total assets	$430,752	$359,332
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$66,352	$38,582
Accrued liabilities	34,037	31,328
Operating lease liabilities, current	5,368	3,849
Finance lease liabilities, current	4,401	3,932
Income taxes payable	690	838
Total current liabilities	110,848	78,529
Operating lease liabilities, non-current	1,361	2,918
Finance lease liabilities, non-current	6,458	8,011
Other liabilities	2,307	572
Total liabilities	$120,974	$90,030
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized as of June 29, 2025 and December 29, 2024; no shares issued and outstanding as of June 29, 2025 and December 29, 2024	—	—
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of June 29, 2025 and December 29, 2024; 44,661,608 and 44,042,355 shares issued and outstanding as of June 29, 2025 and December 29, 2024, respectively	4	4
Additional paid-in capital	193,119	186,182
Retained earnings	116,652	83,113
Accumulated other comprehensive income	3	3
Total stockholders’ equity	$309,778	$269,302
Total liabilities and stockholders’ equity	$430,752	$359,332

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	26-Weeks Ended
	June 29, 2025	June 30, 2024
Cash flows from operating activities:
Net income	$33,539	$35,362
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,727	6,499
Reduction in the carrying amount of right-of-use assets	3,691	1,658
Amortization and accretion of available-for-sale debt securities	(296)	76
Amortization of debt issuance costs	43	19
Stock-based compensation expense	5,887	4,898
Deferred taxes	(24)	—
Uncertain tax positions	1,735	—
Net realized losses on derivative instruments	822	346
Other	1,293	(132)
Net change in operating assets and liabilities	(48,904)	(8,644)
Net cash provided by operating activities	$4,513	$40,082
Cash flows from investing activities:
Purchases of property, plant and equipment	(9,994)	(6,914)
Purchases and settlements of derivative instruments	264	(669)
Purchases of available-for-sale securities	(45,079)	—
Maturities and call redemptions of available-for-sale debt securities	7,890	13,335
Proceeds from the sale of available-for-sale debt securities	404	—
Proceeds from the sale of property, plant and equipment	608	1
Net cash (used in) provided by investing activities	$(45,907)	$5,753
Cash flows from financing activities:
Proceeds from exercise of stock options	3,649	6,448
Proceeds from issuance of common stock under employee stock purchase plan	379	178
Payment of tax withholding obligation on vested restricted stock unit shares	(2,978)	(1,351)
Principal payments under finance lease obligations	(2,033)	(1,672)
Payment of financing costs	—	(414)
Net cash (used in) provided by financing activities	$(983)	$3,189
Net (decrease) increase in cash and cash equivalents	(42,377)	49,024
Cash and cash equivalents at beginning of the period	150,601	84,149
Cash and cash equivalents at end of the period	$108,224	$133,173
Supplemental disclosure of cash flow information:
Cash paid for interest	$410	$512
Cash paid for income taxes	11,772	11,344
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$25,590	$150

Non-GAAP Financial Measures

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes. We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) stock-based compensation expense; (3) (benefit) or provision for income taxes as applicable; (4) interest expense; and (5) interest income. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not reflect other non-operating expenses, including interest expense; and (5) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		26-Weeks Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(in thousands)		(in thousands)
Net income	$16,638	$16,339	$33,539	$35,362
Depreciation and amortization[1]	3,468	3,288	6,727	6,499
Stock-based compensation expense	3,034	2,916	5,887	4,898
Income tax provision	7,893	1,772	13,334	7,474
Interest expense	218	257	453	512
Interest income	(1,332)	(1,316)	(2,544)	(2,404)
Adjusted EBITDA	$29,919	$23,256	$57,396	$52,341

Net revenue	$184,767	$147,388	$346,956	$295,316
Net income margin[2]	9.0%	11.1%	9.7%	12.0%
Adjusted EBITDA margin[3]	16.2%	15.8%	16.5%	17.7%

(1) Amount also includes finance lease amortization.

(2) Net income margin is calculated by dividing net income by net revenue.

(3) Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net revenue.